Exhibit 10.2

Amendment NO. 1 to Standby Equity Purchase Agreement

THIS AMENDMENT NO. 1 (the “Amendment”), dated as of February 28, 2022, to the Standby Equity Purchase Agreement (the “SEPA”), dated as of February 15, 2022, by and between YA II PN, Ltd., a Cayman Islands exempt limited partnership (the “Investor”), and Romeo Power Inc., a company incorporated under the laws of the State of Delaware (the “Company”, and together with the Investor, the “Parties”), is being executed at the direction of the Parties.

WHEREAS, Section 13.02 of the SEPA permits the Parties to amend the SEPA through an instrument in writing signed by the Parties.

NOW, THEREFORE, in consideration of the foregoing and the agreements, provisions and covenants herein contained, the Parties agree as follows:

1.            The defined term “Commitment Amount” in Section 1.13 of the SEPA is hereby deleted in its entirety and replaced with the following:

“Commitment Amount” shall mean $350,000,000 of Common Shares, provided that, the Company shall not affect any sales under this Agreement and the Investor shall not have the obligation to purchase Common Shares under this Agreement to the extent (but only to the extent) that after giving effect to such purchase and sale the aggregate number of Common Shares issued under this Agreement would exceed 19.99% of the outstanding Common Shares as of the date of this Agreement (the “Exchange Cap”); provided further that, (a) the Exchange Cap will not apply if the Company’s stockholders have approved issuances in excess of the Exchange Cap in accordance with the rules of the Principal Market, and (b) as to any Advance, the issuance of Shares in respect of such Advance would be excluded from the Exchange Cap if the Purchase Price paid for such Shares equals or exceeds the Minimum Price (as defined in Section 312.03 of the NYSE Listed Company Manual) applicable to such Advance.

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The Parties hereto have caused this Amendment to be executed and delivered as of the day and year first written above.

COMPANY:
Romeo Power, Inc.

By:	/s/ Matthew Sant
Name:	Matthew Sant
Title:	General Counsel and Secretary

INVESTOR:
YA II PN, Ltd.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ M. Beckman
Name:	Matt Beckman
Title:	Member

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO SEPA]